SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: February 13, 2006
(Date of Earliest Event Reported)
Jefferson-Pilot Corporation
(Exact name of registrant as specified in its charter)

North Carolina	1-5955	56-0896180
(State or other jurisdiction of incorporation)	(Commission File Number	(I.R.S. Employer Identification No.)

100 North Greene Street, Greensboro, North Carolina (Address of principal executive offices)		27401 (Zip Code)
(336) 691-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 204.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K is also being posted on JP’s corporate website www.jpfinancial.com.
Item 1.01 Entry into a Material Definitive Agreement.
On February 12, 2006, in connection with approving our annual stock option awards for executive and other officers effective February 13, 2006, Jefferson-Pilot Corporation’s Board Compensation Committee approved a change in the vesting terms for our options. Our merger agreement, as amended, with Lincoln National Corporation and two of its affiliates states that new option grants may not vest solely due to the change in control that would occur upon this merger. The new terms will provide early vesting upon death, disability, retirement or a change in control, as in the past, except as to the Lincoln merger that vesting will occur only upon any job elimination or termination without cause occurring within two years of the effective time of the merger if it is completed.
A comparable change has been made in the terms of our stock options for directors.
Copies of the revised Terms and Prospectus — Supplements are attached as Exhibits.
Item 8.01 Other Events.
On February 13, 2006, Jefferson-Pilot Corporation’s Board of Directors confirmed the Corporation’s designation of seven current directors to serve as directors on the board of Lincoln National Corporation, in accordance with Section 5.8 of the merger agreement. Five of these directors are subject to Lincoln’s confirmation that they qualify as independent directors of Lincoln. The other two, Dennis R. Glass and David A. Stonecipher, are not subject to this qualification, and their consents to being named in the Registration Statement on Form S-4 (File No. 333-130226) and in the accompanying Proxy Statement/Prospectus forming a part thereof filed by Lincoln and any amendments thereto, as a person who will become a director of Lincoln, are attached as exhibits.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1	Terms and Prospectus — Supplement for officer options.
10.2	Terms and Prospectus — Supplement for director options.
99.1	Consent of Dennis R. Glass
99.2	Consent of David A. Stonecipher
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JEFFERSON-PILOT CORPORATION
By:	/s/ Robert A. Reed
	Name:	Robert A. Reed
	Title:	Vice President

Dated: February 16, 2006

EXHIBIT INDEX

Exhibit	Description

10.1	Terms and Prospectus — Supplement for officer options.

10.2	Terms and Prospectus — Supplement for director options.

99.1	Consent of Dennis R. Glass

99.2	Consent of David A. Stonecipher

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